UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of Earliest Event Reported)
May 26, 2016

Merchants Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-11595	03-0287342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

275 Kennedy Drive South Burlington, Vermont	(802) 658-3400	05403
(Address of principal executive offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote by Security Holders.

At the Annual Meeting of Stockholders (the “Annual Meeting”) of Merchants Bancshares, Inc. (the “Company”) held on May 26, 2016, Donald R. Chase, Karen J. Danaher, Jeffrey L. Davis and Geoffrey R. Hesslink were elected as directors of the Company, each to serve for a three-year term and until his or her successor is duly elected and qualified.  In addition, at the Annual Meeting, the stockholders of the Company (i) approved, on a non-binding basis, the compensation of the Company’s named executive officers and (ii) ratified the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2016.

At the Annual Meeting, the Company’s stockholders voted as follows:

Proposal 1.  To elect four directors, each of whom will serve for a three-year term and until his or her successor is duly elected and qualified:

NOMINEE	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Donald R. Chase	4,195,723.53	125,563.71	1,402,900.00
Karen J. Danaher	4,097,570.53	223,716.71	1,402,900.00
Jeffrey L. Davis	4,199,578.53	121,708.71	1,402,900.00
Geoffrey R. Hesslink	4,155,396.71	165,890.53	1,402,900.00

Proposal 2.  To consider a non-binding resolution to approve the compensation of the Company’s named executive officers:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
4,036,726.16	253,227.67	31,333.42	1,402,900.00

Proposal 3.  To ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2016:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
5,715,309.11	8,449.13	429.00	0.00

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MERCHANTS BANCSHARES, INC.

By:	/s/ Eric A. Segal
Name:	Eric A. Segal
Title:	Interim Principal Financial
Officer, Principal Accounting
Officer and Treasurer

Date: May 27, 2016